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                           MORRIS, MANNING & MARTIN
                        A LIMITED LIABILITY PARTNERSHIP




                                 March 26, 1997

       Information Management Resources, Inc.
       26750 U.S. Highway 19 North
       Suite 500
       Clearwater, Florida 34621

            Re:  Registration Statement on Form S-8

       Gentlemen:

            We have acted as counsel for Information Management Resources, Inc., a Florida corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8, of a proposed offering of 150,000 shares of the Company's common stock, par value $.10 per share ("Shares"), issuable pursuant to the Information Management Resources, Inc. 1996 Directors Stock Option Plan (the "Directors Stock Option Plan"), 5,445,980 Shares issuable pursuant to the Information Management Resources, Inc. Stock Incentive Plan (the "Stock Incentive Plan") and 200,000 Shares issuable pursuant to the Information Management Resources, Inc. Employee Stock Purchase Plan (together with the Directors Stock Option Plan and the Stock Incentive Plan, the "Plans").

            We have examined and are familiar with the originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, and other instruments relating to the incorporation of the Company and to the authorization and issuance of Shares under the Plans as would be necessary and advisable for purposes of rendering this opinion. Based upon and subject to the foregoing, we are of the opinion that:

            1. The Company is a corporation duly incorporated and in existence under the laws of the State of Florida; and

            2. The Shares have been duly authorized and, when issued as contemplated by the Plans, will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this Opinion as Exhibit 5 to the Company's registration statement on Form S-8.


                                         Very truly yours,

                                         MORRIS, MANNING & MARTIN, L.L.P.

                                         /s/ Oby T. Brewer III
                                             A Partner